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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

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               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
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DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  OCTOBER 7, 1998

Commission File Number 1-10741

                              PROVENA FOODS INC.
            (Exact name of registrant as specified in its charter)

           California                                  95-2782215
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(State or other jurisdiction                        (I.R.S. employer
of incorporation or organization)                  identification number)

5010 Eucalyptus Avenue, Chino, California                  91710
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(Address of principal executive office)                  (ZIP Code)

                                (909) 627-1082
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             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Industrial Development Bonds
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On October 7, 1998, the California Economic Development Financing Authority
issued $4,000,000 of Variable Rate Demand Industrial Development Revenue Bonds, Series 1998 (Provena Foods Inc. Project) maturing October 1, 2023, under an indenture with U.S. Bank Trust National Association as trustee. The Company is obligated to pay principal and interest of the bonds when due and the net proceeds of the bonds are loaned to the Company to be applied toward the acquisition and construction of the Company's new meat plant.

Comerica Bank-California has issued a $4,060,000 letter of credit expiring on October 15, 2003, on which the trustee can draw for payment of principal and interest on the bonds. The Company has an agreement to reimburse Comerica for any payments Comerica makes under the letter of credit, secured by all of the Company's assets, including accounts receivable, inventory, equipment and fixtures, the Company's two Chino buildings and the new meat plant. Comerica is not obligated to extend or renew the letter of credit, but the Company is obligated to maintain a letter of credit for the term of the bonds by obtaining an extension of an expiring letter of credit or an alternative letter of credit.

The bonds are demand obligations which must be paid at any time at the option of a holder, and any bonds so paid are to be resold through Dain Rauscher Incorporated, the remarketing agent. The bonds bear a variable rate of interest which is set weekly by the remarketing agent as the minimum rate of interest at which the bonds can be sold at par, and is payable monthly.

The Company has the option to convert the bonds to bonds which are not payable on demand and which bear interest payable semi-annually at a fixed rate set by the remarketing agent as the minimum rate of interest at which the converted bonds can be sold at par. Upon such conversion, all outstanding bonds are purchased at par and the converted bonds are remarketed by the remarketing agent.

The current rate of interest of the bonds is 3.15% per annum. The Company's equivalent interest cost is the interest on the bonds, a letter of credit fee of 1.5% per annum of the amount of the letter of credit and the administrative fees of the bond trustee estimated at about 0.5% per annum of the principal amount of the bonds.

The issuance of the bonds is part of the credit facility proposed by Comerica for the Company's financial needs. Comerica has also provided the Company with a $2,000,000 line of credit as part of the credit facility. The line of credit bears interest at a variable annual rate, at the Company's option, of either 1.75% over Comerica's cost of funds or 0.25% under Comerica's prime rate known as its "Base Rate." The Company has had no borrowings under the line of credit. All parts of the credit facility are or will be secured by all of the Company's assets. The credit facility prohibits mergers, acquisitions, disposal of assets, borrowing, granting security interests, and changes of management and requires a tangible net worth greater than $7,500,000, a debt to tangible net worth ratio less than 2, a quick ratio greater than 0.90, and cash flow coverage greater than 1.30. The proposed credit facility also contemplates an up to

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$1,200,000 term loan for a new pasta line, an additional $4,000,000 term loan for completion of the new meat plant and an up to $1,000,000 term loan for equipment at the new meat plant.

On September 30, 1998, the Company purchased a 5.3 acre parcel of land in the city of Lathrop, county of San Joaquin, California, for a purchase price of $484,821 plus fees and commissions, as the site for the new meat plant. Construction of the new meat plant has commenced. The estimated cost of acquisition and construction of the new meat plant is currently over $8,500,000, including over $3,800,000 for general construction by A.P. Thomas Construction, Inc., the general contractor, $3,300,000 for electrical, refrigeration, and specialty installations by other contractors under direct contract with the Company and the balance primarily for site cost, developer fees, commissions, utility fees and architectural and engineering fees.

ITEM 7. FINANCIAL REPORTS AND EXHIBITS

No financial reports or exhibits are filed with this report.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 19, 1998                        PROVENA FOODS INC.

                                               By /s/ Thomas J. Mulroney
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                                                 Thomas J. Mulroney
                                                 Vice President and
                                                 Chief Financial Officer



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